Calculation of Filing Fee Tables
S-3
TEN Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common Stock, par value $0.0001	457(o)			$ 0.00
Fees to be Paid		Equity	Preferred Stock, par value $0.0001	457(o)			$ 0.00
Fees to be Paid		Other	Warrants	457(o)			$ 0.00
Fees to be Paid		Other	Rights	457(o)			$ 0.00
Fees to be Paid		Other	Units	457(o)			$ 0.00
Fees to be Paid		Debt	Debt Securities	457(o)			$ 0.00
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.000087	$ 8,700.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 8,700.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,700.00
Offering Note
[1]	An indeterminate aggregate number and amount of the securities of each class is being registered as may from time to time be offered and sold at indeterminate prices hereunder. The proposed maximum aggregate offering price per security and maximum aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with offers and sales of securities registered hereunder and is not specified as to each class of security. The preferred stock, warrants, rights, units and debt securities may be convertible into or exercisable or exchangeable for our Common Stock, par value $0.0001 per share, or other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date